As filed with the Securities and Exchange Commission on August 10, 2015
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
HALOZYME THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	88-0488686
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
11388 Sorrento Valley Road, San Diego, CA 92121
(Address of Principal Executive Offices)
HALOZYME THERAPEUTICS, INC. AMENDED AND RESTATED 2011 STOCK PLAN
(Full Title of the Plan)
Harry J. Leonhardt
Senior Vice President, General Counsel
and Chief Compliance Officer
11388 Sorrento Valley Road
San Diego, CA 92121
(Name and Address of Agent For Service)
(858) 794-8889
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value per share, to be issued pursuant to the Amended and Restated 2011 Stock Plan	7,000,000	$21.25	$148,750,000	$17,285

(1)
Each share of Common Stock includes a right to purchase one one-thousandth of a share of Series A Preferred Stock of the Registrant under the terms of the Amended Rights Agreement between Corporate Stock Transfer, as rights agent, and the Registrant, dated November 12, 2007, which may be amended and restated from time to time. Any value attributable to this right is reflected in the market price of the Common Stock, and the right generally is issued for no additional consideration. Accordingly, there is no offering price for this right and no registration fee is required.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes such indeterminable number of additional shares as may be issued as a result of an adjustment to the shares by reason of a stock split, stock dividend or similar capital adjustment, as required by the Amended and Restated Halozyme Therapeutics, Inc. 2011 Stock Plan.

(3)
This estimate is computed in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee, and is based on the average of the high and low prices of the Registrant’s common stock on August 7, 2015, as reported on the NASDAQ Global Select Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
On May 6, 2011, Halozyme Therapeutics, Inc., a Delaware corporation (the “Company”), registered 6,000,000 shares of its common stock, par value $0.001 per share, to be offered and sold to participants under the Company’s 2011 Stock Plan, as amended from time to time (the “Plan”) pursuant to the Registration Statement on Form S-8 (File No. 333-174013) (the “Initial Registration Statement”). The Plan was amended by the Company’s stockholders on May 16, 2013, to increase the number of shares available for issuance under the Plan by 6,500,000 shares of common stock and the additional shares were registered on May 31, 2013 pursuant to the Registration Statement on Form S-8 (File No. 333-188997). The Plan was further amended by the Company’s stockholders on May 6, 2015, to increase the number of shares available for issuance under the Plan by 7,000,000 shares of common stock. This Registration Statement is being filed pursuant to General Instruction E to Form S-8 (Registration of Additional Securities) to register such additional 7,000,000 shares of common stock which may be offered or sold to participants under the Plan.
In accordance with General Instruction E to Form S-8, the contents of the Initial Registration Statement are hereby incorporated by reference.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

For a list of exhibits, see the Exhibit Index in this registration statement, which is incorporated into this Item 8 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on this 10th day of August, 2015.

HALOZYME THERAPEUTICS, INC.
By:	/s/ Helen I. Torley, M.B. Ch.B., M.R.C.P.
Helen I. Torley, M.B. Ch.B., M.R.C.P.
President and Chief Executive Officer
POWER OF ATTORNEY
Know all persons by these presents, that each person whose signature appears below constitutes and appoints Helen I. Torley, Laurie Stelzer, and Harry J. Leonhardt and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their or his substitute or substituted, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Helen I. Torley, M.B. Ch.B., M.R.C.P. Helen I. Torley, M.B. Ch.B., M.R.C.P.	President, Chief Executive Officer, and Director (Principal Executive Officer)	August 10, 2015

/s/ Laurie D. Stelzer Laurie D. Stelzer	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 10, 2015

/s/ Kathryn E. Falberg Kathryn E. Falberg	Chairman of the Board of Directors	August 10, 2015

/s/ Jean-Pierre Bizzari Jean-Pierre Bizzari	Director	August 10, 2015

x Jeffrey W. Henderson	Director

/s/ Kenneth J. Kelley Kenneth J. Kelley	Director	August 10, 2015

/s/ Randal J. Kirk Randal J. Kirk	Director	August 10, 2015

/s/ Connie L. Matsui Connie L. Matsui	Director	August 10, 2015

x Matthew L. Posard	Director

Exhibit Index

Exhibit No.		Description
4.1	(1)	Composite Certificate of Incorporation.

4.2	(2)	Certificate of Designation, Preferences and Rights of the terms of the Series A Preferred Stock.

4.3	(3)	Bylaws, as amended

4.4	(4)	Amended Rights Agreement between Corporate Stock Transfer, as rights agent, and Registrant, dated November 12, 2007

5.1		Opinion of DLA Piper LLP (US)

23.1		Consent of DLA Piper LLP (US) (filed as part of Exhibit 5.1)

23.2		Consent of Independent Registered Public Accounting Firm

24.1		Power of Attorney (included on the signature page to this registration statement)

99.1	(5)	Halozyme Therapeutics, Inc. Amended and Restated 2011 Stock Plan
____________

(1)	Incorporated by reference to the Registrant’s Current Report on Form 10-Q, filed August 7, 2013.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed November 20, 2007.
(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed December 12, 2011.
(4)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K, filed March 14, 2008.
(5)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, filed August 10, 2015.